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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1997
                                                REGISTRATION NO. 33-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                            HORIZON PHARMACIES, INC.
             (Exact name of registrant as specified in its charter)


                TEXAS                                            75-2441557
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)


                             275 W. PRINCETON DRIVE
                             PRINCETON, TEXAS 75407
                                 (972) 736-2424
         (Address, including zip code, of Principal Executive Offices)


                 HORIZON PHARMACIES, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                                    COPIES TO:

      HORIZON PHARMACIES, INC.                DOUGLAS A. BRANCH, ESQ.
       275 W. PRINCETON DRIVE     PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.
      PRINCETON, TEXAS  75407            12TH FLOOR, ONE LEADERSHIP SQUARE
     TELEPHONE:  (972) 736-2424                  211 N. ROBINSON
(Name, address, including zip code,        OKLAHOMA CITY, OKLAHOMA 73102
  and telephone number, including           TELEPHONE:  (405) 235-4100
  area code, of agent for service)



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                                           PROPOSED    PROPOSED
                                           MAXIMUM     MAXIMUM
                             AMOUNT        OFFERING    AGGREGATE     AMOUNT OF
TITLE OF SECURITIES           TO BE         PRICE      OFFERING    REGISTRATION
 TO BE REGISTERED         REGISTERED (1)  PER SHARE     PRICE          FEE
-------------------------------------------------------------------------------
Common Stock, $.01        246,242 shares    $6.00     $1,477,452     $448.00
par value
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     (1)  Pursuant to Rule 416(c) under the Securities Act of 1933, there are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plan.

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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     HORIZON Pharmacies, Inc. (the "Registrant") will send or give to all participants in the HORIZON Pharmacies, Inc. 1997 Stock Option Plan (the "Plan") the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by HORIZON Pharmacies, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's prospectus dated July 8, 1997 filed pursuant to Rule 424(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

     (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 1997(as amended by Form 10-QSB/A filed October 24,
1997) and September 30, 1997, and Current Reports on Forms 8-K dated (date of earliest event reported): (i) August 2, 1997, as amended by Forms 8-K/A filed October 16, 1997 and October 24, 1997; (ii) August 30, 1997, as amended by Form 8-K/A dated November 13, 1997; (iii) September 18, 1997, as amended by Form 8-K/A filed November 17, 1997; (iv) October 11, 1997; (v) October 21, 1997; and (vi) November 6, 1997;

     (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 21, 1997, and Form 8-A/A filed with the Commission on June 10, 1997, including any amendment to such registration statement or report filed for the purpose of updating such description; and

     (d) All documents, reports and definitive proxy statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, which are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates the termination of the offering made hereby.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Bylaws of the Registrant provide that directors and officers of the Registrant may be indemnified by the Registrant for acts taken by such persons while acting in their capacities as officers or directors of the Registrant to the extent that any such acts were taken in good faith and the officer or director reasonably believed the acts to be in or not opposed to
the best   interests of the Registrant, and, with respect to criminal action or proceedings, the officer or director had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following are exhibits to the Form S-8 Registration Statement.

   Exhibit No.                           Name of Exhibit
   -----------                           ---------------

       4.1       Form  of  Stock  Certificate,  incorporated  by  reference  to
                 Exhibit 4.1 to the Registrant's Amendment No. 1 to Form SB-2 Registration Statement (No. 333-25257) as filed with the Commission on May 30, 1997.

       4.2 HORIZON Pharmacies, Inc. 1997 Stock Option Plan, incorporated by reference to Exhibit 4.4 to the Registrant's Amendment No. 1 to Form SB-2 Registration Statement (No. 333-25257) as filed with the Commission on May 30, 1997.

       5.1       Opinion of Phillips McFall McCaffrey McVay & Murrah, P.C.

      23.1       Consent of Ernst & Young LLP.

      23.2       Consent of  Howard & Waltrip, P.C.

      23.3       Consent of Phillips McFall McCaffrey McVay & Murrah, P.C.

      24.1       Power of Attorney (included as part of the Signature Page).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
     (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, Texas, on this 18th day of November, 1997.

                    HORIZON PHARMACIES, INC.

                    By:  /s/  Ricky D. McCord
                       --------------------------------------------------------
                         Ricky D. McCord, President and Chief Executive Officer


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Ricky D. McCord as his true and lawful attorney-in-fact and agent, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendment to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform
each and every act and thing   requisite and necessary to be done in and
about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


              SIGNATURE                     TITLE                   DATE
              ---------                     -----                   ----


 /s/ Ricky D. McCord                 Chairman of the Board    November 18, 1997
----------------------------------   of Directors, Chief
           Ricky D. McCord           Executive Officer and
    PRINCIPAL EXECUTIVE OFFICER      President


/s/ David W. Frauhiger               Chief Financial          November 18, 1997
----------------------------------   Officer, Treasurer
         David W. Frauhiger
PRINCIPAL FINANCIAL AND ACCOUNTING
              OFFICER


/s/ Charlie K. Herr                  Director                 November 18, 1997
----------------------------------
         Charlie K. Herr


/s/ Carson A. McDonald               Director                 November 18, 1997
----------------------------------
        Carson A. McDonald


/s/ Robert D. Mueller                Director                 November 18, 1997
----------------------------------
         Robert D. Mueller


/s/ Sy S. Shahid                     Director                 November 18, 1997
----------------------------------
           Sy S. Shahid


/s/ Phillip H. Yeilding              Director                 November 18, 1997
----------------------------------
       Phillip H. Yeilding

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                                  EXHIBIT INDEX


                                                    Place at Which it Appears
Exhibit No.        Name of Exhibit               In Sequentially Numbered Pages
-----------        ---------------               ------------------------------

    4.1    Form of Stock Certificate.           Incorporated by reference to
                                                Exhibit 4.1 to the Registrant's
                                                Amendment No. 1 to Form SB-2
                                                Registration Statement (No.
                                                333-25257), as filed with the
                                                Commission on May 30, 1997.

    4.2    HORIZON Pharmacies, Inc. 1997 Stock  Incorporated  by  reference  to
             Option  Plan.                      Exhibit  4.4  to  Registrant's
                                                Amendment  No.  1  to Form SB-2
                                                Registration   Statement   (No.
                                                333-25257),  as  filed with the
                                                Commission on May 30, 1997.

    5.1    Opinion of Phillips McFall
           McCaffrey McVay & Murrah, P.C.

   23.1    Consent of Ernst & Young LLP.

   23.2    Consent of Howard & Waltrip, P.C.

   23.3    Consent of Phillips McFall
           McCaffrey McVay & Murrah, P.C.

   24.1    Power of Attorney.                   Included as part of the
                                                Signature Page.